BBSI Reports Second Quarter 2013 Financial Results

- Q2 Net Revenues Up 35% to $128.8 Million Drives 51% Increase in Diluted Earnings per Share to $0.80 -

VANCOUVER, Washington, July 23, 2013 – Barrett Business Services, Inc. (“BBSI” or the “Company”) (NASDAQ: BBSI), a leading provider of business management solutions, reported financial results for the second quarter ended June 30, 2013.

Second Quarter 2013 Financial Summary vs. Year-Ago Quarter:

•	Net revenues up 35% to $128.8 million

•	Gross revenues up 37% to $675.0 million

•	Net income increased 57% to $5.9 million

•	Diluted earnings per share increased 51% to $0.80

Second Quarter 2013 Financial Results

Net revenues in the second quarter of 2013 increased 35% to $128.8 million compared to $95.5 million in the second quarter of 2012. The increase was due primarily to the continued build in the Company’s co-employed client count and same-store sales growth.

Total non-GAAP gross revenues in the second quarter of 2013 increased 37% to $675.0 million compared to $494.1 million in the second quarter of 2012 (see “Reconciliation of Non-GAAP Financial Measures” below).

Net income for the second quarter of 2013 increased 57% to $5.9 million compared to net income of $3.7 million in the year-ago quarter. Diluted earnings per share in the second quarter of 2013 increased 51% to $0.80 compared to $0.53 per diluted share in the year-ago quarter.

During the second quarter of 2013, the Company posted $63.9 million in restricted investments to collateralize a letter of credit issued to satisfy a surety requirement for its self-insured workers’ compensation program in the state of California. As a result, on June 30, 2013, the Company’s cash, cash equivalents and marketable securities totaled $18.6 million compared to $72.4 million at December 31, 2012. At June 30, 2013, the Company had no outstanding borrowings on its revolving credit facility.

Management Commentary

“The second quarter’s gross revenue figure was the highest in our company’s history and the sixth consecutive quarter we grew gross revenues by more than 30%,” said Michael Elich, president and CEO of BBSI. “We continue to see our strong referral channels drive new business, increased organic growth from existing clients, and heightened brand awareness within our markets. Investments in our operational infrastructure were an important contributor to the quarter’s results and will continue to be a strategic focus as we prepare for future growth. Ultimately, we are confident BBSI’s brand will continue to mature in the marketplace.”

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Third Quarter 2013 Outlook

For the third quarter of 2013, the Company expects gross revenues to increase at least 31% to between $730.0 million and $735.0 million compared to $558.0 million for the third quarter of 2012. Diluted income per common share in the third quarter of 2013 is expected to increase at least 30% to between $1.05 and $1.10 compared to $0.81 in the third quarter of 2012.

Conference Call

BBSI will host a conference call tomorrow, Wednesday, July 24, 2013 at 12:00 p.m. Eastern time (9:00 a.m. Pacific time) to discuss its financial results for the second quarter ended June 30, 2013. The Company’s president and CEO Michael Elich and CFO James Miller will host the call, followed by a question and answer period.

Date: Wednesday, July 24, 2013

Time: 12:00 p.m. Eastern time (9:00 a.m. Pacific time)

Dial-In Number: 1-877-941-4774

International: 1-480-629-9760

Conference ID: 4628405

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Liolios Group at 1-949-574-3860.

The conference call will be broadcast live and available for replay at http://public.viavid.com/index.php?id=105208 and via BBSI’s investor relations section of the Company's website at www.barrettbusiness.com.

A replay of the call will be available after 3:00 p.m. Eastern time on the same day through August 24, 2013.

Toll-free replay number: 1-877-870-5176

International replay number: 1-858-384-5517

Replay ID: 4628405

Reconciliation of Non-GAAP Financial Measures

In addition to the results prepared in accordance with generally accepted accounting principles (“GAAP”), the Company is disclosing non-GAAP gross revenues.

The Company reports its Professional Employer Service revenues on a net basis because it is not the primary obligor for the services provided by the Company’s co-employed clients to their customers. The gross revenues and cost of revenues information below, although not in accordance with GAAP, is presented for comparison purposes and because management believes such information is more informative as to the level of the Company’s business activity and more useful in managing its operations.

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	(Unaudited)		(Unaudited)
	Second Quarter Ended		Six Months Ended
(in thousands)	June 30,		June 30,
	2013	2012	2013	2012

Revenues:
Professional employer services	$639,663	$463,671	$1,201,146	$869,521
Staffing services	35,304	30,387	65,037	56,598
Total revenues	674,967	494,058	1,266,183	926,119
Cost of revenues:
Direct payroll costs	568,800	418,594	1,067,538	785,527
Payroll taxes and benefits	53,483	39,332	112,606	82,324
Workers' compensation	28,958	19,791	54,002	35,370
Total cost of revenues	651,241	477,717	1,234,146	903,221
Gross margin	$23,726	$16,341	$32,037	$22,898

A reconciliation of non-GAAP gross revenues to net revenues is as follows:

	(Unaudited)
	Three Months Ended June 30,
	Gross Revenue				Net Revenue
(in thousands)	Reporting Method		Reclassification		Reporting Method
	2013	2012	2013	2012	2013	2012
Revenues:
Professional employer services	$639,663	$463,671	$(546,169)	$(398,558)	$93,494	$65,113
Staffing services	35,304	30,387	-	-	35,304	30,387
Total revenues	$674,967	$494,058	$(546,169)	$(398,558)	$128,798	$95,500
Cost of revenues	$651,241	$477,717	$(546,169)	$(398,558)	$105,072	$79,159

	(Unaudited)
	Six Months Ended June 30,
	Gross Revenue				Net Revenue
(in thousands)	Reporting Method		Reclassification		Reporting Method
	2013	2012	2013	2012	2013	2012
Revenues:
Professional employer services	$1,201,146	$869,521	$(1,025,834)	$(748,197)	$175,312	$121,324
Staffing services	65,037	56,598	-	-	65,037	56,598
Total revenues	$1,266,183	$926,119	$(1,025,834)	$(748,197)	$240,349	$177,922
Cost of revenues	$1,234,146	$903,221	$(1,025,834)	$(748,197)	$208,312	$155,024

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About BBSI

BBSI (NASDAQ: BBSI) is a leading provider of business management solutions, combining human resource outsourcing and professional management consulting to create a unique operational platform that differentiates it from competitors. The Company’s integrated platform is built upon expertise in payroll processing, employee benefits, workers’ compensation coverage, risk management and workplace safety programs, and human resource administration. BBSI’s partnerships help businesses of all sizes improve the efficiency of their operations. The Company works with more than 3,000 clients across all lines of business in 23 states. For more information, please visit www.barrettbusiness.com.

Forward-Looking Statements

Statements in this release about future events or performance, including gross revenues and earnings expectations for the third quarter of 2013, are forward-looking statements which involve known and unknown risks, uncertainties and other factors that may cause the actual results of the Company to be materially different from any future results expressed or implied by such forward-looking statements. Factors that could affect future results include economic conditions in the Company's service areas, the effect of changes in the Company's mix of services on gross margin, the Company's ability to retain current clients and attract new clients, the availability of financing or other sources of capital, future workers' compensation claims experience, the effect of changes in the workers’ compensation regulatory environment in one or more of the Company’s primary markets, the collectability of accounts receivable, and the effect of conditions in the global capital markets on the Company’s investment portfolio, among others. Other important factors that may affect the Company’s future prospects are described in the Company’s 2012 Annual Report on Form 10-K. Although forward-looking statements help to provide complete information about the Company, readers should keep in mind that forward-looking statements are less reliable than historical information. The Company undertakes no obligation to update or revise forward-looking statements in this release to reflect events or changes in circumstances that occur after the date of this release.

Company Contact:

Michael L. Elich

President and CEO

Tel 1-360-828-0700

Investor Relations:

Liolios Group, Inc.

Scott Liolios or Cody Slach

Tel 1-949-574-3860

BBSI@liolios.com

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Barrett Business Services, Inc.

Condensed Balance Sheets

(Unaudited)

	June 30,	December 31,
(in thousands)	2013	2012
Assets
Current assets:
Cash and cash equivalents	$8,847	$45,747
Marketable securities	5,349	16,748
Trade accounts receivable, net	80,852	63,921
Income taxes receivable	5,358	-
Prepaid expenses and other	2,985	4,854
Restricted investments	63,944	-
Deferred income taxes	8,177	8,148
Total current assets	175,512	139,418
Marketable securities	4,389	9,899
Property, equipment and software, net	19,933	18,489
Restricted marketable securities and workers' compensation deposits	10,505	9,726
Other assets	3,170	3,509
Goodwill	47,820	47,820
	$261,329	$228,861

Liabilities and Stockholders' Equity
Current liabilities:
Line of credit	$-	$4,532
Accounts payable	2,810	1,995
Accrued payroll, payroll taxes and related benefits	86,835	69,568
Income taxes payable	-	272
Other accrued liabilities	636	306
Workers' compensation claims liabilities	28,115	24,541
Safety incentives liabilities	10,939	9,842
Current portion of long-term debt	220	220
Total current liabilities	129,555	111,276
Long-term workers' compensation claims liabilities	56,428	46,023
Long term debt	5,163	5,273
Deferred income taxes	10,607	10,607
Customer deposits and other long-term liabilities	1,470	1,786
Stockholders' equity	58,106	53,896
	$261,329	$228,861

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Barrett Business Services, Inc.

Consolidated Statements of Operations

	(Unaudited)		(Unaudited)
(in thousands, except per share amounts)	Second Quarter Ended		Six Months Ended,
	June 30,		June 30,
	2013	2012	2013	2012
Revenues:
Professional employer service fees	$93,494	$65,113	$175,312	$121,324
Staffing services	35,304	30,387	65,037	56,598
Total revenues	128,798	95,500	240,349	177,922
Cost of revenues:
Direct payroll costs	26,611	22,843	48,907	42,495
Payroll taxes and benefits	53,483	39,332	112,606	82,324
Workers' compensation	24,978	16,984	46,799	30,205
Total cost of revenues	105,072	79,159	208,312	155,024
Gross margin	23,726	16,341	32,037	22,898
Selling, general and administrative expenses	14,494	10,549	26,305	20,313
Depreciation and amortization	506	357	966	704
Income from operations	8,726	5,435	4,766	1,881
Other income, net	110	196	197	412
Income before taxes	8,836	5,631	4,963	2,293
Provision for income taxes	2,950	1,888	1,626	763
Net income	$5,886	$3,743	$3,337	$1,530
Basic income per common share	$0.83	$0.54	$0.47	$0.18
Weighted average basic common shares outstanding	7,082	6,995	7,052	8,435
Diluted income per common share	$0.80	$0.53	$0.45	$0.18
Weighted average diluted common shares outstanding	7,374	7,078	7,344	8,511

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